UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14A-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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NUTRITION 21, INC.

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NUTRITION 21, INC.
NOTICE OF AN ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that the Annual Meeting of Shareholders of Nutrition 21, Inc. (the "Company") will be held at the Company’s location at 4 Manhattanville Road, Purchase, New York, at 10:00 A.M. on November 4, 2010 for the following purposes as set forth in the accompanying Proxy Statement:

1.	To elect five directors;

2.
To ratify the selection and appointment by the Company's Board of Directors of J. H. COHN LLP, as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2011; and

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Holders of record of the Company's Common Stock at the close of business on September 7, 2010 will be entitled to vote at the meeting.

This year we are furnishing proxy materials to our shareholders over the Internet at http://www.proxyvote.com.  Accordingly, on or about September 22, 2010, the Company is mailing to each holder of record of common stock as of the Record Date an Important Notice Regarding the Availability of Proxy Materials, which contains instructions on how to access the Company’s proxy materials and annual report over the Internet and vote online.  The notice also provides instructions on how a stockholder can request a paper copy of these documents. A complete list of the shareholders entitled to vote will be available for inspection by any stockholder for any purpose germane to the Meeting, during ordinary business hours for a period of at least ten days prior to the Meeting, at the office of the Secretary of the Company, at 4 Manhattanville Road, Purchase, New York.

By Order of the Board of Directors

BENJAMIN T. SPORN,
Secretary

Dated:  September 22, 2010

NUTRITION 21, INC.
4 Manhattanville Road
Purchase, New York 10577

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON NOVEMBER 4, 2010

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies in the form enclosed herewith, by the Board of Directors of Nutrition 21, Inc. (the “Company”), for use at the Annual Meeting of Shareholders to be held at the Company’s location at 4 Manhattanville Road, Purchase, New York, at 10:00 A.M. on November 4, 2010, and at any adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), the Company is providing access to its proxy materials over the Internet. Accordingly, on or about September 22, 2010, the Company is mailing to each holder of record of common stock as of the Record Date an Important Notice Regarding the Availability of Proxy Materials, which contains instructions on how to access the Company’s proxy materials and annual report over the Internet and how to vote online. The Record Date was fixed by the Board of Directors for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting. In the absence of specific instructions, proxies will be voted in accordance with the recommendations made herein with respect to the proposals described in this Proxy Statement.

If you received an Important Notice Regarding the Availability of Proxy Materials, you will not receive a printed copy of the proxy materials and annual report by mail unless you request one. If you wish to receive a printed copy of the Company’s proxy materials for the 2010 Annual Meeting and the Company’s Annual Report for 2010, please follow the instructions for requesting those materials set forth in the Important Notice Regarding the Availability of Proxy Materials.

Record Date

Shareholders of record at the close of business on September 7, 2010, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.  As of September 7, 2010 the Company's voting securities outstanding totaled 123,617,175 shares of Common Stock.  Each holder of Common Stock is entitled to one vote for each share held by such holder.

Quorum

The presence at the meeting, in person or represented by proxy, of a majority of the outstanding shares entitled to vote at the meeting will constitute a quorum for the transaction of business.  If a share is deemed present at the meeting for any matter, it will be deemed present for all matters.  Proxies submitted which contain abstentions or broker non-votes will be deemed present at the meeting in determining the presence of a quorum.

Right to Revoke Proxies

Proxies may be revoked by shareholders by written notice received by the Secretary of the Company at the address set forth above, at any time prior to the exercise thereof.

ITEM 1 - ELECTION OF DIRECTORS

It is the intention of the persons named in the enclosed form of proxy, unless such proxy specifies otherwise, to nominate and to vote the shares represented by such proxy for the election of the nominees listed below to hold office until the next Annual Meeting of Shareholders and until their respective successors shall have been duly elected and qualified.  The Company has no reason to believe that any of the nominees will become unavailable to serve as directors for any reason before the Annual Meeting.  However, in the event that any of them shall become unavailable, the person designated as proxy reserves the right to substitute another person of his choice when voting at the Annual Meeting.  Certain information regarding each nominee is set forth in the table and text below.  The number of shares, if any, beneficially owned by each nominee is listed below under "Security Ownership of Certain Beneficial Owners and Management."

The directors serve for a term of one year and until their successors are duly elected and qualified.  The Board of Directors held seventeen meetings in the fiscal year ended June 30, 2010.  During the fiscal year ended June 30, 2010, each member of the Board of Directors attended at least 75% or more of the Board meetings and meetings of each Committee of the Board on which the Director serves.  The Company does not have a policy requiring incumbent directors and director nominees to attend the Company’s annual meeting of shareholders.  All incumbent directors attended last year's annual meeting.

There are no family relationships among directors, nominees or executive officers.  There are no arrangements or understandings between any director, nominee or executive officer and any other person pursuant to which any director, nominee or executive officer was selected as such.

All of the nominees are currently serving as directors.  The name, age and term of office as director of each nominee for election as director and his present position(s) with the Company and other principal affiliations are set forth below.

Director Independence

The Board of Directors has determined that each of P. George Benson, PhD; Warren D. Cooper, MD and John H. Gutfreund, is an “independent director” as defined in Rule 5605(a)(2) of the listing standards of the National Association of Securities Dealers.

Name and Age of
Nominee for Election	Director Since	Position(s)

Warren D. Cooper, MD (57)	2002	President and Chief Executive Officer
		Prism Pharmaceuticals, Inc.

John H. Gutfreund (81)	2000	President, Gutfreund & Company, Inc.

Peter C. Mann (68)	2007	Chairman and Chief Executive Officer
		Blacksmith Brands, Inc.

Michael A. Zeher (62)	2008	President and Chief Executive Officer
		Nutrition 21, Inc.

P. George Benson, PhD (64)	1998	President, College of Charleston,
		Charleston, South Carolina

P. George Benson, PhD

P. George Benson, PhD, was elected a Director of the Company in July 1998.  Dr. Benson is President of the College of Charleston in Charleston, South Carolina.  Dr. Benson was Dean of the Terry College of Business from 1998 through 2006, and held the Simon S. Selig, Jr. Chair for Economic Growth at the University of Georgia.  Dr. Benson was previously the Dean of Rutgers Business School at Rutgers University and a professor of decision sciences at the Carlson School of Management of the University of Minnesota.  In 1996, Business News New Jersey named Dr. Benson one of New Jersey’s “Top 100 Business People.”  In 1997, he was appointed to a three-year term as one of nine judges for the Malcolm Baldrige National Quality Award.  In 2004, the U.S. Secretary of Commerce appointed him to the Board of Overseers for the Baldrige National Quality Award and, in 2005, appointed him to a two-year term as chairman of the Board of Overseers.  In 2007, Dr. Benson was named to the Board of Directors of the Foundation for the Baldrige Award. Earlier in his career, Dr. Benson worked in personnel planning for the U.S. Army Security Agency and in information systems for Bell Telephone Laboratories.  Dr. Benson currently serves on the boards of directors of AGCO, Inc., Crawford & Company, and Primerica, Inc.  He received a BS in mathematics from Bucknell University and a PhD in business from the University of Florida.

The Board of Directors has concluded that Dr. Benson should serve as a director because of his experience as President of the College of Charleston and a Dean at Rutgers University  which is valuable in providing advice to the Company.  Additionally, Dr. Benson’s business finance expertise and expertise in quality management is continually valuable to the Company and its Audit Committee.  The Board also took into account that Mr. Benson is independent, as defined in the NASDAQ Stock Marketplace Rule 5605(a)(2).

Warren D. Cooper, MD

Warren D. Cooper, MD was elected a Director of the Company in April 2002.  Dr. Cooper has been President and CEO of Prism Pharmaceuticals, Inc., a privately held specialty pharmaceutical company that commercializes products for the treatment of cardiovascular disease, since September 2004.  From 1999 to 2004, Dr. Cooper was president of Coalescence, Inc., a consultancy focused on business and product development for the pharmaceutical and healthcare industries.  From 1995 to 1999, Dr. Cooper was the business unit leader of Cardiovascular Business Operations at AstraZeneca Pharmaceuticals LP.  For three years before that he was executive director of the Medical Affairs & Drug Development Operations in the Astra/Merck Group of Merck & Co.  Over a five-year period from 1987 to 1992, Dr. Cooper served as executive director for Worldwide Clinical Research Operations and as senior director for Clinical Research Operations (Europe) at Merck Research Laboratories.  He was with Merck, Sharp & Dohme, U.K., from 1980 to 1987, first as a clinical research physician and later as director of medical affairs.  He also holds memberships in the American Association of Pharmaceutical Physicians, the American Society of Hypertension and the International Society of Hypertension.  He received a B.Sc. in physiology and an M.B. B.S. (U.K. equivalent to U.S. MD) from The London Hospital Medical College, University of London.

The Board of Directors has concluded that Dr. Cooper should serve as a director because of his experience as President and Chief Executive Officer of Prism Pharmaceuticals, Inc., which is valuable in understanding the Company’s operations.  Additionally, Dr. Cooper’s business finance expertise is continually valuable to the Company and its Audit Committee.  The Board also took into account that Mr. Cooper is independent, as defined in the NASDAQ Stock Marketplace Rule 5605(a)(2).

John H. Gutfreund

John H. Gutfreund was elected a Director of the Company in February 2000 and Chairman of the Board in September 2001. Mr. Gutfreund is President of Gutfreund & Company, Inc., a New York-based financial consulting firm that specializes in advising select corporations and financial institutions in the United States, Europe and Asia.   From January 2002 to September 2008, Mr. Gutfreund was affiliated with Collins Stewart LLC (formerly C. E. Unterberg, Towbin) investment bankers, most recently as a Senior Advisor.  He is the former chairman and chief executive officer of Salomon Inc., and past vice chairman of the New York Stock Exchange and a past board member of the Securities Industry Association.  Mr. Gutfreund is active in the management of various civic, charitable, and philanthropic organizations, including the New York Public Library, Montefiore Medical Center, The Brookings Institution, Council on Foreign Relations, Honorary Trustee-Oberlin (Ohio) College, and Chairman Emeritus and board member of the Aperture Foundation.  Mr. Gutfreund formerly served as a director of AccuWeather, Inc., AXES, LLC, Compudyne Corporation, GVI Security Solutions, Inc., Maxicare Health Plans, Inc., and The Universal Bond Fund.  Mr. Gutfreund is currently a director of Evercel Inc., and LCA-Vision, Inc.  He received a BA from Oberlin College.

The Board of Directors has concluded that Mr. Gutfreund should serve as a director because his experience as a corporate executive, including Chief Executive Officer of a major company, benefits the Board and the Company.  Additionally, he has extensive investment and corporate finance experience, which is particularly valuable in serving on the Company’s Audit Committee.  The Board also took into account that Mr. Gutfreund is independent, as defined in the NASDAQ Stock Marketplace Rule 5605(a)(2).

Peter C. Mann

Peter C. Mann was elected to the Board of  Directors in October 2007. He is Chairman and Chief Executive Officer of Blacksmith Brands, Inc.  He served as Chairman of the Board of Prestige Brands Holding, Inc. (“Prestige”) since its incorporation in April 2004 through January 19, 2007.  From April 2004 through March 2006, Mr. Mann was the Chief Executive Officer of Prestige. In June 2006, Mr. Mann became Acting Chief Executive Officer and President of Prestige and resigned from such positions on January 19, 2007. Mr. Mann previously served as President and Chief Executive Officer of Medtech Holdings, Inc. (a predecessor to Prestige) since June 2001.  From 1973 to 2001, Mr. Mann was employed by Block Drug Company, Inc. where he served in positions of increasing responsibility and became President of the Americas Division.  Prior to his joining Block Drug Company, he held senior management positions for such leading consumer products companies as The Mennen Company, Swift & Co. and Chemway, Inc.  Mr. Mann is currently a member of the Board of Implus Footcare LLC.  Mr. Mann received a BA from Brown University.

The Board of Directors has concluded that Mr. Mann should serve as a director because of his past experience as the Chairman and Chief Executive Officer of a New York Stock Exchange Company, which is valuable in understanding the Company’s operations.  Additionally, Mr. Mann’s accounting and finance expertise is valuable to the Company.

Michael A. Zeher

Michael A. Zeher was elected President, Chief Executive Officer and a member of the Board of Directors effective July 14, 2008. He served as the President and Chief Executive Officer of Nutritional Laboratories International, Inc., a privately-held contract manufacturer and marketer of dietary supplement from February 2006 to December 2007. From July 2003 until March 2005, Mr. Zeher was President and Chief Operating Officer of Pharmaceutical Formulations, Inc., a manufacturer of over 100 different types of solid-dose over-the-counter pharmaceutical products. From 1994 through February 2002, Mr. Zeher served as President and Chief Executive Officer of Lander Company, Inc., a manufacturer and marketer of health and beauty care products. In that capacity, he was responsible for the company’s worldwide operations and custom health care and international divisions. Mr. Zeher previously served as Vice President, Business Development for Johnson & Johnson, where he was responsible for the North American Consumer Sector business. Prior to taking that office, he held various sales and marketing positions with Johnson & Johnson.  Mr. Zeher is currently a member of the Board of Directors of Matrixx Initiatives, Inc.  Mr. Zeher holds a Bachelors of Science in Business Administration from Old Dominion University.

The Board of Directors has concluded that Mr. Zeher should serve as a director because of his experience in serving in executive capacities, including as a President and Chief Executive Officer of various companies, that gives him expertise that benefits both his running of the Company and the Board’s deliberations.  Additionally, Mr. Zeher’s financial expertise is valuable to the Company.

Executive Officers

Set forth below is information concerning the Executive Officers who are not Directors.

Name and Age	Position(s)

Alan J. Kirschbaum (64)	Chief Financial Officer, Vice President Finance & Treasury
(Principal Financial Officer and Principal Accounting Officer)

Dean DiMaria (48)	Senior Vice President (1)

(1)   Mr. DiMaria resigned as an officer and employee effective September 11, 2009.

Officers of the Company serve at the pleasure of the Board of Directors subject to any contracts of employment.

Alan J. Kirschbaum, a Certified Public Accountant, was elected Chief Financial Officer on May 26, 2006. From July 2002 to April 2006, he was Vice President, Finance and Treasury, and Principal Accounting Officer.  From December 1998 to June 2002 he served the Company as Controller. From 1996 to 1998, Mr. Kirschbaum was Vice President and Controller of AMS Asset Management Services. From 1984 to 1996, he held a series of increasingly responsible financial positions with Ascom Timeplex, Inc. He holds a BS from Pennsylvania State University, and an MBA from Pace University.

Dean M. DiMaria was elected Senior Vice President on November 9, 2006.  In December 2005 he became employed by the Company under an employment agreement (see Narrative Disclosure to Summary Compensation Table) as Vice President, Marketing, Sales and Communications.  From October 2004 to December 2005 he was the owner of DMD Marketing and Sales Group specializing in marketing to the consumer packaged goods industry.  From October 1995 to October 2004 he held a series of increasingly responsible positions with Boehringer Ingelheim Pharmaceuticals, including General Manager of the Pharmaton Natural Health Products and Boehringer Ingelheim Consumer Healthcare Division.  He holds a BS in Marketing from Western Michigan University.

Voting

Directors will be elected by a plurality of the votes cast.  Abstentions, broker non-votes, and shares not represented at the meeting will not be counted for purposes of determining whether such election has been approved.

Board Leadership Structure

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board.  The Board has determined that having a separate director serve as Chairman is in the best interest of the Company's shareholders at this time.  This structure ensures a greater role for the Directors in the oversight of the Company and active participation of the Directors in setting agendas and establishing Board priorities and procedures.  Further, this structure permits the Chief Executive Officer to focus on the management of the company's day-to-day operations.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
Overview

This compensation discussion and analysis describes and analyzes the material elements of compensation awarded, earned by, or paid to each of our executive officers who served as named executive officers (“Named Executive Officers”) during the last completed fiscal year. This compensation discussion and analysis focuses on the information contained in the following tables and related footnotes and narrative.
Executive Compensation Objectives and Philosophy

The Compensation Committee of the Board of Directors is responsible for making recommendations to the Board of Directors concerning executive compensation. The objectives of our compensation program are to:

•	Attract, motivate and retain qualified, talented and dedicated executive officers
•	Motivate executives to achieve business and financial objectives that will enhance stockholder value
•	Align the interests of our executives with the long term interests of shareholders through stock based incentives

The Committee applies these objectives in selecting the specific elements of compensation. The Committee also reviews and considers:

•	Company performance, both separately and in relation to similar companies
•	The individual executive’s performance, experience and scope of responsibilities
•	Historical compensation levels and stock option awards at the Company
•	Competitive market and peer company data
•	Internal equity among executive officers
•	The recommendations of management

Executive Officer Compensation Processes

The Committee uses the following processes, procedures and resources to help it perform its responsibilities:

•	Executive Sessions without management present to discuss various compensation matters, including the compensation of our President and Chief Executive Officer (“CEO”)
•	An annual review of all executive compensation and benefit programs for reasonableness and cost effectiveness
•	The recommendations of the CEO on compensation for the other executive officers

Components of the Executive Compensation Program

The primary elements of the Company’s Executive Compensation Program are:

•	Base salary
•	Bonus cash incentives
•	Stock-based incentives
•	Benefits and perquisites

Base Salary

The base salaries of our executive officers are designed to attract and retain a high performing and dedicated leadership team. The Committee reviews the performance evaluations and salary recommendations provided to the Committee by our CEO for each executive officer other than himself. The CEO’s base salary is determined by the Board. Adjustments to base salaries are determined based on the individual’s responsibility levels, performance, contribution and length of service, after considering competitive market data and the Company’s financial performance, as well as any requirements set forth in the executive officer’s employment agreement for those executive officers with an employment agreement.  No executive officer other than Mr. Kirschbaum received a salary increase during fiscal year 2010.

Cash-Based Incentives

Cash-based incentives provide the Company with a means of rewarding performance.  No cash-based incentives were paid in fiscal year 2010.

Stock-Based Incentives

The Company uses stock and stock option grants as the primary vehicle for employee stock-based incentives. The Board believes stock and stock options align the executive officers’ interests with those of shareholders in building share value, offer executive officers an incentive for the achievement of superior performance over time, and foster the retention of key management personnel. The number of shares of stock and stock options the Board awards to an executive officer is based on his relative position, responsibilities and performance over the previous fiscal year and his anticipated future performance, potential and responsibilities. The Board also reviews and considers prior stock and stock option grants to each executive officer. The size of stock option grants is not directly related to the Company’s performance. The Board also uses data on stock options granted by companies that are comparable by industry and revenue.

Benefits and Perquisites

The Company offers a 401K plan, health, life, and disability benefits, as well as medical and dependent care reimbursement plans to all full-time employees. These plans do not discriminate in scope, terms or operation in favor of executive officers.

Severance

The Company from time to time enters into severance agreements as a negotiated element of compensation.

SUMMARY COMPENSATION TABLE (1)

The following table sets forth information about compensation paid or accrued to Named Executive Officers for fiscal years ending June 30, 2010 and June 30, 2009.

						Change in
						Pension Value
						and
						Nonqualified
Name and				Stock	Option	Deferred		All Other
Principal			Bonus	Awards	Awards	Compensation		Compensation	Total
Position	Year	Salary ($)	($)	($) (2)	($) (2)	Earnings ($)		($)	($)
Michael A.	2010	325,000	-		31,200				356,200
Zeher, President
and Chief
Executive	2009	312,500			268,100				580,600
Officer (3)
Alan J.	2010	177,500	-		8,892		(4)	6,000	192,392
Kirschbaum
Chief Financial
Officer, Vice
President	2009	175,100			12,710		(4)	6,000	193,810
Finance &
Treasury
Dean M.	2010	42,552	-	-	-				42,552
DiMaria
Senior Vice	2009	188,173	110,000		19,065			4,615	321,853
President (5)

(1)           The above compensation does not include perquisites and personal benefits for a Named Executive Officer that are less than $10,000 and that are not a reimbursement of taxes owed with respect to perquisites and personal benefits.

(2)           Valued in accordance with ASC 718 – Stock Compensation

(3)           On July 14, 2008 Mr. Zeher became President and Chief Executive Officer.

(4)           The accrued benefits do not change from year to year since the benefits were frozen effective September 18, 2004.  The Present Value changes based on GATT rates and interest rates.  The Present Value for fiscal 2010 was calculated using a 5.0% discount rate. The Present Value for Mr. Kirschbaum increased by $640.  The Present Value for fiscal 2009 was calculated using a 5.75% discount rate. The Present Value for Mr. for Mr. Kirschbaum increased by $35,030.  See Pension Benefits for Fiscal 2010 and fiscal 2009.

(5)           Mr. DiMaria resigned as an officer and employee effective September 11, 2009.

Narrative Disclosure to Summary Compensation Table

Employment Agreements

Dean DiMaria was employed on an “at will” basis under an employment agreement effective December 1, 2005.  The agreement provides for annual base compensation of $190,000 as well as fringe benefits. The agreement also provides for a bonus equal to 2.0% (but not more than $110,000 in any calendar year) of net payments received from FDMC channels (as defined) for Finished Products (as defined). If the Company terminates Mr. DiMaria’s employment other than For Cause (as defined) and Mr. DiMaria signs a general release in form and substance agreeable to the Company, the Company will be required to pay him his base salary for 26 weeks, payable at the Company’s discretion, in either a lump sum payment or over a 26 week period.  Mr. DiMaria resigned as an officer and employee effective September 11, 2009 and no payment s were made in connection with his resignation.

Michael A. Zeher is employed under an employment agreement dated July 14, 2008.  The agreement has a three-year term and among other things provides for base annual compensation to Mr. Zeher of $325,000 increased annually to reflect cost of living increases, a potential bonus to Mr. Zeher of up to 60% of annualized base compensation based on the extent the Company meets performance objectives relating to cash flow, profitability and sales growth, and the grant to Mr. Zeher of an option to purchase 1,000,000 shares of common stock at $0.36 per share. The option vests (i) one-third on each of the first three anniversaries of July 14, 2008 provided Mr. Zeher is then employed by the Company, or (ii) if earlier, on his death or permanent disability while employed. The option will expire on the earlier of 89 days after termination of employment or July 13, 2018. Notwithstanding any of the foregoing, in the event the Company or a controlling interest in the Company is sold, or  majority control in the Company changes for any reason, or the Company is liquidated or is subject to an assignment for the benefit of creditors or files for protection under the United States Bankruptcy Code, all of the Stock Options referred to above shall immediately vest. The Company will reimburse Mr. Zeher for up to $62,000 in pre-approved moving and relocation expenses and up to $8,000 in documented temporary living and travel expenses. Mr. Zeher will not receive any compensation for serving as a member of the Board. If Mr. Zeher terminates his employment for Good Reason (as defined) or the Company terminates Mr. Zeher’s employment other than for Cause (as defined) and Mr. Zeher executes a general release in favor of the Company, he will receive a continuation of base salary and benefits for 12 months from the date of termination. If Mr. Zeher terminates his employment for other than Good Reason or the Company terminates Mr. Zeher’s employment for Cause, he will receive salary and benefits accrued to the date of termination.   Effective July 14, 2008, Mr. Zeher and the Company entered into a confidentiality and non-compete agreement that (i) obligates Mr. Zeher to keep the Company’s Confidential Information (as defined) in confidence and use it only for the benefit of the Company, and (ii) provides that all inventions that relate to the actual or anticipated business of the Company are the property of the Company. In addition, Mr. Zeher agreed for the period of his employment and for 12 months thereafter not to compete with the Company and during the 12-month period after employment not to hire any person who was an employee or consultant to the Company at any time during the preceding two years.

Consulting Agreements

NONE

OUTSTANDING EXECUTIVE EQUITY AWARDS AT FISCAL YEAR-END

The following table summarizes the outstanding equity awards held by each Named Executive Officer at June 30, 2010.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Michael A. Zeher	666,667	333,333	(1)	0.36	7/14/18
	500,000	500,000	(2)	0.06	12/2/19
Alan J. Kirschbaum	5,000			1.81	8/2/10
	35,000			0.94	12/5/10
	20,000			0.81	3/26/11
	30,000			1.14	6/29/11
	35,000			0.39	7/31/12
	30,000			0.38	5/22/13
	30,000			0.75	12/19/13
	15,000			0.47	8/3/14
	25,000			0.88	12/13/14
	45,000			1.62	11/16/16
	50,000			0.72	12/17/17
	33,334	66,666	(3)	0.17	4/2/19
	142,500	142,500	(4)	0.06	12/2/19
Dean M. DiMaria (5)	0	0		0	0	0	0

(1) Granted on July 14, 2008, vesting one-third on each of the first three anniversaries of the grant.

(2) Granted on December 2, 2009, vesting one-half on the grant date and one-half on the second anniversary of the grant date.

(3) Granted on April 2, 2009, vesting one-third on each of the first three anniversaries of the grant.

(4) Granted on December 2, 2009, vesting one-half on the grant date and one-half on the first anniversary of the grant date.

(5)  Mr. DiMaria resigned as an employee on September 11, 2009 and the grants not vested were forfeited and all vested grants terminated on December 9, 2009.

Pension Benefits for Fiscal 2010 and Fiscal 2009

The Company participated in a Burns Philp sponsored defined benefit pension plan.  On August 3, 2004, Burns Philp advised the Company that no further pension benefits will be earned for services performed or compensation paid on or after September 19, 2004.  Eligible employees of the Company were, until September 19, 2004, entitled to participate and to accrue benefits in the AB Mauri Food Inc. Retirement Plan, a non-contributory pension plan (the “Pension Plan”) maintained by AB Mauri Food Inc.  Service with the Company after September 19, 2004 will be considered solely for purposes of vesting and for determining eligibility for early retirement benefits. Mr. Kirschbaum is the only executive current officer that has benefits under the Pension Plan and his benefits are fully vested in the Pension Plan.  Mr. Kirschbaum will receive approximately $13,900 in annual benefits under the plan at age 65.

Name	Plan Name	Number of Years Credited Service (#)	Year	Present Value of Accumulated Benefit ($) (1)		Payments During Last Fiscal Year ($)
Alan Kirschbaum	AB Mauri Food	5	2009	167,900	(2)	0
	Inc. Retirement
	Plan		2010	168,540	(3)	0

(1)	The accrued benefits do not change from year to year since the benefits were frozen effective September 18, 2004. The Present Value changes based on GATT rates and interest rates.

(2)           For fiscal 2009 the Present Value was calculated using a 5.75% discount rate.

(3)           For fiscal 2010 the Present Value was calculated using a  5.0% discount rate.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Estimated Termination or Change in Control Benefits at Fiscal Year-End 2010

Payments on Change in Control

The Company does not make payments upon a Change of Control.

Pursuant to Mr. Zeher’s employment agreement, in the event the Company or a controlling interest in the Company is sold, or majority control in the Company changes for any reason, all of the Stock Options granted to Mr. Zeher will immediately vest.

Payments on Termination

Pursuant to Mr. DiMaria’s employment agreement, were Mr. DiMaria’s employment terminated without Cause (as defined), he would have been entitled to $95,000 in severance benefits payable at the Company’s option, either as a lump sum or over a 26-week period from the date of his termination, subject to his agreeing to a general release and related terms in form and substance agreeable to the Company.  Mr. DiMaria resigned as an officer and employee effective September 11, 2009 and no payments were made in connection with his resignation.

Pursuant to Mr. Zeher’s employment agreement, were Mr. Zeher’s employment terminated by Mr. Zeher for Good Reason (as defined) or by the Company without Cause (as defined) on June 30, 2010, he would have been entitled to $325,000 in severance payable in ordinary payroll installments over a 12 month period from the date of his termination and employee benefits for the 12 month period, subject to his agreeing to a general release in form and substance agreeable to the Company.

QUALIFICATION BY REFERENCE

The matters described in the sections titled "Narrative Disclosure to Summary Compensation Table" and "Potential Payments Upon Termination or Change-in-Control" are qualified in their entirety by reference to agreements previously filed by the Company in reports with the Securities and Exchange Commission.

DIRECTOR COMPENSATION

Summary Director Compensation Table

The following table sets forth information about compensation paid or accrued to directors in the fiscal year ended June 30, 2010.

Name (1)	Fees Earned or Paid in Cash ($)	Option Awards ($) (2)		All Other Compensation ($)		Total ($)
John H. Gutfreund Chairman	$20,750	$1,100	(3)	-		$21,850
P. George Benson, PhD Director	$17,900	$1,100	(4)	-		$19,000
John Cassis Director (5)	$8,167	$0		-		$8,167
Warren Cooper, MD Director	$17,900	$1,100	(6)	-		$19,000
Peter C. Mann Director	$16,250	$1,100	(7)	$45,000	(8)	$63,250

(1) Mr. Zeher as an employee Director did not receive any compensation for serving as a director.

(2) Each non-employee Director on December 8, 2009 received a grant of 25,000 fully vested stock options with an exercise price of $0.052.

(3) 210,000 stock options outstanding at fiscal year end.

(4) 230,000 stock options outstanding at fiscal year end.

(5) John Cassis served as a director until December 3, 2009 and his 110,000 vested stock options expired on December 3, 2009.  Mr. Cassis was not a Director on December 8, 2009 and he did not receive an option grant.

(6) 185,000 stock options outstanding at fiscal year end.

(7) 95,000 outstanding at fiscal year end.

(8) Payments for serving as a consultant to the Company.

Narrative Disclosure to Director Compensation Table

Non-management Directors each receive a quarterly director’s fee of $2,500 and the Chairman of the Board receives a quarterly director’s fee of $3,750.  Each non-management Director also receives $750 for each board meeting attended, $300 for each committee meeting attended, and options to purchase 25,000 shares of Common Stock on the third day after the annual meeting.  Upon joining the board, each non-management Director receives options to purchase 20,000 shares of common stock.

NOMINATING COMMITTEE

The Company does not have a standing Nominating Committee or a Nominating Committee Charter.  Due to the size of the Company and the resulting efficiency of a Board of Directors that is also limited in size, the Board of Directors has determined that it is not necessary or appropriate at this time to establish a separate Nominating Committee. Potential candidates are discussed by the entire Board of Directors, and director nominees are selected by Board of Director resolution subject to the recommendation of a majority of the independent directors. All of the nominees recommended for election to the Board of Directors at the Annual Meeting are directors standing for re-election. Although the Board of Directors has not established any minimum qualifications for director candidates, when considering potential director candidates, the Board considers the candidate's character, judgment, diversity, skills, including financial literacy, and experience in the context of the needs of the Company and the Board of Directors. In fiscal year 2010, the Company did not pay any fees to any third party to assist in identifying or evaluating potential nominees.

The Board of Directors will consider director candidates recommended by the Company’s shareholders in a similar manner as those recommended by members of management or other directors, provided the shareholder submitting such nomination has provided such recommendation on a timely basis as described in "Proposals of Shareholders" and “Notice Required to Bring Business Before an Annual Meeting” below. To date, the Company has not received any recommended nominees from any non-management shareholder or group of shareholders that beneficially owns more than five percent of its voting stock.

COMPENSATION COMMITTEE

The Board of Directors has a Compensation Committee which consists of independent directors P. George Benson and John H. Gutfreund.  The Compensation Committee does not have a Charter.  The Compensation Committee makes recommendations to the board which determines executive compensation.  The Compensation Committee held one meeting during the fiscal year ended June 30, 2010.

AUDIT COMMITTEE

The Company has a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.  Serving on the Committee are P. George Benson, Warren. D. Cooper and John. H. Gutfreund.  The Board of Directors has determined that it has an audit committee financial expert serving on the audit committee, John H. Gutfreund.  The function of the Audit Committee is to make recommendations concerning the selection each year of an independent registered public accounting firm, to review the effectiveness of the Company's internal accounting methods and procedures, to consider whether the principal accountant’s provision of non-audit services is compatible with maintaining the principal accountant’s independence and to determine through discussions with the independent registered public accounting firm whether any instructions or limitations have been placed upon them in connection with the scope of their audit or its implementation. The Audit Committee met four times during the fiscal year ended June 30, 2010.  The Board of Directors has determined that the members of the Audit Committee are "independent" as defined in NASDAQ Stock Market’s Marketplace Rule 5605(a)(2).

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter (available on the Company’s website (www.nutrition21.com) and as Exhibit 1 to the Company’s Proxy filed with the SEC on October 24, 2007), include providing oversight to the Company's financial reporting process through periodic meetings with the Company’s independent registered public accounting firm and management to review accounting, auditing, internal controls and financial reporting matters.  The Audit Committee is also responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm.  The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls.  The Audit Committee, in carrying out its role, relies on the Company's senior management, including senior financial management, and its independent registered public accounting firm.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter. To carry out its responsibilities, the Audit Committee met four times during fiscal year 2010.

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of the Company’s financial reports and financial reporting processes and systems of internal controls.  Management of the Company has primary responsibility for the Company’s financial statements and the overall reporting process, including maintenance of the Company’s system of internal controls.  The Company retains an independent registered public accounting firm which is responsible for conducting an independent audit of the Company’s financial statements, in accordance with standards of the Public Company Accounting Oversight Board (United States), and issuing a report thereon.

In performing its duties, the Audit Committee has reviewed and discussed the audited financial statements with management and the Company’s independent registered public accounting firm.  The Audit Committee has also discussed with the Company's independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61, "Communications with Audit Committee." SAS No. 61 requires an independent registered public accounting firm to provide the Audit Committee with additional information regarding the scope and results of their audit of the Company’s financial statements, including with respect to (i) their responsibility under auditing standards generally accepted in the United States of America, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit. In addition, the Audit Committee received written disclosures and a letter from the independent registered public accounting firm required by Independence Standards Board Statement No. 1, "Independence Discussions with Audit Committees." The independent registered public accounting firm has discussed its independence with the Audit Committee, and has confirmed to us that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

On the basis of the foregoing reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Reports on Form 10-K for the fiscal year ended June 30, 2010, for filing with the Securities and Exchange Commission.  The Audit Committee has also recommended, subject to shareholder approval, the selection of the Company's independent registered public accounting firm.

AUDIT COMMITTEE

Warren D. Cooper
P. George Benson
John H. Gutfreund

Code of Ethics

The Company has adopted (i) Standards of Business Conduct (“Standards”) and (ii) Business Conduct and Compliance Program (“Program”) that includes its code of ethics.  The Standards and Program are posted on the Company’s website:  www.nutrition21.com.  After accessing the Company’s website, click on Investor Relations and then on Shareholder Information.  Any amendments or waivers will be posted on the Company’s website.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.  The Company assists its officers and directors with its filings.

Based solely on review of the copies of such forms furnished to or filed by the Company, or written representations that no filings were required, the Company believes that during the period from July 1, 2009 through June 30, 2010, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except that one Form 4 was filed late by the Company on behalf of each of Michael Zeher and Dean DiMaria and two Forms 4 were field late by the Company on behalf of Alan J. Kirschbaum with respect to grants of stock options.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

(a) TRANSACTIONS WITH RELATED PERSONS

On October 15, 2007, the Company entered into a six month consulting agreement with Peter C. Mann and agreed to pay Mr. Mann a consulting fee of $5,000 per month.  On December 17, 2007, Mr. Mann’s consulting fee was increased to $15,000 per month.  On April 14, 2008, Mr. Mann’s consulting agreement terminated and the Company entered into a new consulting agreement with Mr. Mann effective April 15, 2008.  The new consulting agreement provides for continuation of his $15,000 monthly consulting fee, and continues on an at will basis until terminated on 30 days’ prior notice by the Company or Mr. Mann.  Effective as of February 15, 2009, Mr. Mann voluntarily reduced his monthly consulting fee to $7,500 and effective January 1, 2010, he waived his monthly consulting fee which waiver is still in effect.  Mr. Mann is a director of the Company.

(b) REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS.

Related Party Transaction Policies and Procedures

A.	Policy Statement

It is the policy of the Company that all Interested Transactions with Related Parties, as those terms are defined in this policy, shall be subject to approval or ratification in accordance with the procedures set forth below.

B.	Procedures

The Audit Committee shall review the material facts of all Interested Transactions that require the Committee’s approval and either approve or disapprove of the entry into the Interested Transaction, subject to the exceptions described below. If advance Committee approval of an Interested Transaction is not feasible, then the Interested Transaction shall be considered and, if the Committee determines it to be appropriate, ratified at the Committee’s next regularly scheduled meeting. In determining whether to approve or ratify an Interested Transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction.

The Audit Committee has reviewed the Interested Transactions described below in "Standing Pre-Approval for Certain Interested Transactions" and determined that each of the Interested Transactions described therein shall be deemed to be pre-approved or ratified (as applicable) by the Audit Committee under the terms of this policy. In addition, the Board of Directors has delegated to the Chair of the Audit  Committee the authority to pre-approve or ratify (as applicable) any Interested Transaction with a Related Party in which the aggregate amount involved is expected to be less than $1 million. In connection with each regularly scheduled meeting of the Audit Committee, a summary of each new Interested Transaction deemed preapproved pursuant to paragraph (3) or (4) under "Standing Pre-Approval for Certain Interested Transactions" below and each new Interested Transaction pre-approved by the Chair in accordance with this paragraph shall be provided to the Committee for its review.

No director shall participate in any discussion or approval of an Interested Transaction for which he or she is a Related Party, except that the director shall provide all material information concerning the Interested Transaction to the Audit Committee. If an Interested Transaction will be ongoing, the Audit Committee may establish guidelines for the Company’s management to follow in its ongoing dealings with the Related Party. Thereafter, the Audit Committee, on at least an annual basis, shall review and assess ongoing relationships with the  guidelines and that the Interested Transaction remains appropriate.

C.	Definitions

An "Interested Transaction" is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year, (2) the Company is a participant, and (3) any Related Party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity).

A "Related Party" is any (a) person who is or was since the beginning of the fiscal year 2008 for which the Company has filed a Form 10-K and proxy statement, even if they do not presently serve in that role, an executive officer, director or nominee for election as a director, (b) greater than 5 percent beneficial owner of the Company’s common stock, or (c) immediate family member of any of the foregoing. Immediate family member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee).

D.	Standing Pre-Approval for Certain Interested Transactions

The Audit Committee has reviewed the types of Interested Transactions described below and determined that each of the following Interested Transactions shall be deemed to be preapproved by the Committee, even if the aggregate amount involved will exceed $100,000.

1. Employment of executive officers. Any employment by the Company of an executive officer of the Company if: a. the related compensation is required to be reported in the Company’s proxy statement under Item 402 of the Securities and Exchange Commission’s ("SEC’s") compensation disclosure requirements (generally applicable to "named executive officers"); or b. the executive officer is not an immediate family member of another executive officer or director of the Company, the related compensation would be reported in the Company’s proxy statement under Item 402 of the SEC’s compensation disclosure requirements if the executive officer was a "named executive officer", and the Company’s Compensation Committee approved (or recommended that the Board approve) such compensation.

2. Director compensation. Any compensation paid to a director if the compensation is required to be reported in the Company’s proxy statement under Item 402 of the SEC’s compensation disclosure requirements;

3. Certain transactions with other companies. Any transaction with another company at which a Related Person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of $1,000,000, or 2 percent of that company’s total annual revenues;

4. Certain Company charitable contributions. Any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a Related Person’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $10,000, or 2 percent of the charitable organization’s total annual receipts;

5. Transactions where all shareholders receive proportional benefits.  Any transaction where the Related Person’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro rata basis (e.g. dividends).

6. Transactions involving competitive bids. Any transaction involving a Related Party where the rates or charges involved are determined by competitive bids.

7. Regulated transactions. Any transaction with a Related Party involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority.

8. Certain banking-related services. Any transaction with a Related Party involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 25, 2010, certain information regarding the beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of the Company's Common Stock based upon the most recent information available to the Company for (i) each person known by the Company to own beneficially more than five (5%) percent of the Company's outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each of the Company’s Named Executive Officers, and (iv) all Named Executive Officers and directors of the Company as a group. Unless otherwise indicated, each stockholder's address is c/o the Company, 4 Manhattanville Road, Purchase, New York 10577.

Name and Address of	Amount and Nature	Percent of Class
Beneficial Owner	of Beneficial Ownership

P. George Benson (2)	245,000	*

John L. Cassis (3)	200,000	*

Dean DiMaria (4)	66,666	*

Warren D. Cooper (5)	220,000	*

John H. Gutfreund (6)	877,183	*

Alan Kirschbaum (7)	570,834	*

Peter C. Mann (8)	295,000	*

Michael A. Zeher (9)	1,176,667	*

David A. Holmes (10)	15,000,000	12.13

Midsummer Investment Ltd. (11)	11,270,184	9.12

All Executive Officers and Directors	3,651,350	2.90
as a Group (8 persons) (12)
* Less than 1%

(1) Unless otherwise indicated, (i) each person has sole investment and voting power with respect to the shares indicated and (ii) the shares indicated are currently outstanding shares. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Subject to the foregoing, the percentages are calculated based on 72,651,269 shares outstanding.

(2) Includes 230,000 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.

(3) Mr. Cassis served as a director until December 3, 2009 and his 110,000 vested stock options expired on December 3, 2009.

(4) Mr. DiMaria resigned as an employee on September 11, 2009 and the grants not vested were forfeited and all vested grants terminated on December 9, 2009.

(5) Includes 185,000 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.

(6) Includes 210,000 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.

(7) Includes 495,834 shares issuable upon exercise of currently exercisable options and stock grants under the Company’s Stock Option and Stock Plans.

(8) Includes 95,000 shares issuable upon exercise of currently exercisable options and stock grants under the Company's Stock Option and Stock Plans.

(9) Includes 1,166,667 shares issuable upon exercise of currently exercisable options and stock grants under the Company's Stock Option and Stock Plans.

(10) Information based on a Schedule 13D/A filed with the SEC on August 13, 2010.

(11) Information based on a Schedule 13G filed with the SEC on August 2, 2010.

(13) Includes 1,930,001 shares issuable upon exercise of currently exercisable options and stock grants under the Company’s Stock Option and Stock Plans.

Equity Compensation Plan Information

The following table sets forth securities authorized for issuance under equity compensation plans as of June 30, 2010.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity	(1) 235,288	$1.32	0
compensation plans	(2) 684,000	$0.84	0
approved by	(3) 1,448,965	$0.25	382,090
security holders	(4) 2,530,000	$0.29	1,955,000
Equity
compensation plans	(5) 1,000,000	$0.36	1,500,000
not approved by	(6) 97,222	$1.80
security holders
Total	5,995,475		3,837,090

(1)  1991 Stock Option Plan to provide officers, key employees and others who render services to the Company additional incentives to advance the interests of the Company (Exhibit to 1991 Form 10-K).

(2)  1998 Stock Option Plan to provide directors, officers and others who render services to the Company additional incentives to advance the interests of the Company (Exhibit 10.02C to 1999 Form 10-K).

(3)  2001 Stock Option Plan to provide non-executives, who render services to the Company additional incentives to advance the interests of the Company.  Neither directors nor executive officers of the Company may be granted Stock Options under the Plan (Exhibit 10.37 to 2007 Form 10-K/A).

(4)  2005 Stock Option Plan, whose purpose is to provide additional incentives to officers, directors, employees and others who render services to the Company to advance the interests of the Company (Exhibit 10.40 to 2007 Form 10-K/A).

(5)  2002 Inducement Stock Option Plan to induce an individual to be come an employee of the Company, and provide additional incentives to advance the interests of the Company (Exhibit 10.38 to 2007 Form 10-K/A).

(6) Warrants granted from time to time as an inducement to various persons or entities to enter into transactions with the Company.

ITEM 2 -  RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General

Our Board of Directors has appointed J. H. Cohn LLP as its independent registered public accounting firm to audit and review the financial statements of our Company for the fiscal year ending June 30, 2011, subject to ratification by the shareholders.

In the event that the shareholders fail to ratify this reappointment, other independent registered public accounting firms will be considered upon recommendation of the Audit Committee.  Even if this reappointment is ratified, our Board of Directors, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year, if the Board believes that such a change would be in the best interest of our Company and its shareholders.

A representative of J. H. Cohn LLP who is expected to be present at the annual meeting, will have an opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

Information Concerning Fees Paid to Independent Registered Public Accounting Firms for the fiscal years ended June 30, 2010 and 2009.

Set forth below is certain information concerning audit and related services rendered to the Company by J.H. Cohn LLP for the fiscal years ended June 30, 2010 and 2009.

Audit Fees.  In the fiscal years ended June 30, 2010 and June 30, 2009, J. H. Cohn LLP billed the Company $113,000 and $222,560 (including audit fees related to the acquisition of Iceland Health, Inc.), respectively, for audit services,

Audit related fees.    In the fiscal years ended June 30, 2010 and June 30, 2009, J.H. Cohn LLP billed the Company $0 and $18,600, respectively, for services related to registrations on Forms S-3 and S-8.

Tax Fees.    In the fiscal years ended June 30, 2010 and June 30, 2009, EisnerAmper LLP billed the Company $10,000 respectively, for tax compliance services.

All other fees.    None

Audit Committee Pre-Approval Policies and Procedures.

The Audit Committee is directly and solely responsible for oversight, engagement and termination of any independent registered public accounting firm employed by the Company for the purpose of preparing or issuing an audit report or related work.

The Committee (i) meets with the independent registered public accounting firm prior to the audit and discusses the planning and staffing of the audit; (ii) approves in advance the engagement of the independent registered public accounting firm for all audit services and non-audit services and approves the fees and other terms of any such engagement; (iii) obtains periodically from the independent registered public accounting firm a formal written statement of the matters required to be discussed by Independent Standards Board Statement No. 1, and, in particular, describing all relationships between the auditor and the Company; (iv) discusses with the independent registered public accounting firm any disclosed relationships or services that may impact auditor objectivity and independence; and (v) conducts periodic meetings with the independent registered public accounting firm regarding maters required to be discussed under
Statements on Auditing Standards No. 61, as amended.

Voting

Ratification of the reappointment of J.H. Cohn LLP as its independent registered public accounting firm to audit the financial statements of our Company for the fiscal year ending June 30, 2011, requires the affirmative vote of a majority of the votes cast on the matter.  Abstentions, broker non-votes, and shares not represented at the meeting will not be counted for purposes of determining whether such ratification has been approved.

The Board of Directors unanimously recommends that you vote FOR such ratification designated as Proposal 2 on the proxy card.

OTHER MATTERS

Expense Of Solicitation

The cost of soliciting proxies, which also includes the preparation of this Proxy Statement and any costs of printing and mailing of this Proxy Statement, will be borne by the Company.  Solicitation will be made by the Company primarily through the mail, but regular employees of the Company may solicit proxies personally, by telephone, facsimile or electronic communication.  The Company will request brokers and nominees to obtain voting instructions of beneficial owners of stock registered in their names and will reimburse them for any expenses incurred in connection therewith.

Shareholder Communications With the Board of Directors

Generally, shareholders who have questions or concerns regarding the Company should contact our Investor Relations department at 914-701-4500.  However, shareholders may communicate with the Board of Directors by sending a letter to Board of Directors of Nutrition 21, Inc., c/o Corporate Secretary, 4 Manhattanville Road, Purchase, NY 10577.  Any communications must contain a clear notation indicating that it is a "Shareholder—Board Communication" or a "Shareholder—Director Communication" and must identify the author as a shareholder.  The office of the Corporate Secretary will receive the correspondence and forward appropriate correspondence to the Chairman of the Board or to any individual director or directors to whom the communication is directed.  The Company reserves the right not to forward to the Board of Directors any communication that is hostile, threatening, illegal, does not reasonably relate to the Company or its business, or is similarly inappropriate.  The office of the Corporate Secretary has authority to discard or disregard any inappropriate communication or to take any other action that it deems to be appropriate with respect to any inappropriate communications.

Proposals Of Shareholders

Notice Required to Include Proposals in Our Proxy Statement

We will review for inclusion in next year’s proxy statement shareholder proposals received by May 25, 2011.  All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement.  Proposals should be sent to Nutrition 21, Inc., 4 Manhattanville Road, Purchase, NY 10577 Attention: Secretary.

Notice Required to Bring Business Before an Annual Meeting

Our by-laws establish an advance notice procedure for shareholders to make nominations of candidates for election as a director or to bring other business before an annual meeting.  Under these procedures, a shareholder that proposes to nominate a candidate for director or propose other business at the fiscal year 2010 annual meeting of shareholders, must give us written notice of such nomination or proposal not less than 60 days and not more than 90 days prior to the scheduled date of the meeting (or, if less than 70 days’ notice or prior public disclosure of the date of the meeting is given, then not later than the 15th day following the earlier of (i) the date such notice was mailed or (ii) the day such public disclosure was made).  Such notice must provide certain information as specified in our by-laws and must be received at our principal executive offices by the deadline specified above.

Exhibits to the Annual Report on Form 10-K

 COPIES OF THE EXHIBITS TO THE COMPANY’S ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED TO ANY REQUESTING SHAREHOLDER, PROVIDED THAT SUCH SHAREHOLDER AGREES TO REIMBURSE THE COMPANY FOR REASONABLE FEES RELATED TO PROVIDING SUCH EXHIBITS.  ANY REQUEST SHOULD BE DIRECTED TO OUR CORPORATE SECRETARY AT:   NUTRITION 21, INC.
4 MANHATTANVILLE ROAD, PURCHASE, NEW YORK 10577.

Other Matters

The Board of Directors of our Company does not know of any matter to be presented for action at the meeting other than the proposals described herein.  If any other matters not described herein should properly come before the meeting for stockholder action, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in respect thereof in accordance with the board of directors’ recommendations.

PLEASE VOTE IN A MANNER PROVIDED FOR ON THE PROXY CARD AT YOUR EARLIEST CONVENIENCE.

Dated:    Purchase, New York, September 22, 2010
By Order of the Board of Directors

BENJAMIN T. SPORN, Secretary